UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

TopBuild Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36870	47-3096382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard

Daytona Beach, Florida 32114

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2018 (the “Closing Date”), TopBuild Corp., a Delaware corporation (the “Company”), completed its previously reported private offering by its wholly owned subsidiary, TopBuild Escrow Corp., a Delaware corporation (the “Issuer”), of $400.0 million aggregate principal amount of 5.625% Senior Notes due 2026 (the “Notes”).

On the Closing Date, the Issuer deposited the net proceeds from the issuance and sale of the Notes, together with certain additional funds (collectively, the “Escrowed Funds”), in a segregated escrow account with U.S. Bank National Association, as escrow agent (the “Escrow Agent”), pursuant to an escrow agreement entered into on the Closing Date among the Company, the Issuer, the Escrow Agent and U.S. Bank National Association, as both trustee (the “Trustee”) and secured party (the “Escrow Agreement”). Upon release of the Escrowed Funds following satisfaction of certain conditions, the Company intends to use the net proceeds from the offering of the Notes, together with proceeds from a $100.0 million delayed-draw term loan commitment currently available under its existing secured credit facility to finance its previously announced acquisition of United Subcontractors, Inc. (“USI”), including the repayment of certain of USI’s indebtedness and the payment of related fees and expenses, as well as for general corporate purposes. The Company expects to close its acquisition of USI on May 1, 2018, subject to the satisfaction of customary closing conditions, and the Company cannot guarantee that the acquisition of USI will be completed on such date or at all.

If the acquisition of USI is not completed on or prior to August 30, 2018 (the “Outside Date”), or if the Issuer notifies the Escrow Agent and the Trustee in writing that the acquisition will not occur on or prior to the Outside Date, then the Issuer must redeem the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. Pursuant to the Escrow Agreement, the Issuer has granted a first priority security interest in the Escrowed Funds to the Trustee for the ratable benefit of the holders of the Notes. The Escrowed Funds equal the amount necessary to redeem the Notes, assuming redemption of the Notes promptly following the Outside Date.

The Notes were issued and are governed under an indenture, dated as of the Closing Date, by and between the Issuer and the Trustee (the “Indenture”).

Interest and Maturity. The Notes bear interest at 5.625% per annum, which accrues from April 25, 2018, and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018. The Notes will mature on May 1, 2026 unless earlier redeemed or repurchased.

Guarantees. Upon consummation of the acquisition of USI and the release of the Escrowed Funds, the Company will assume all of the Issuer’s obligations under the Notes (the “Assumption”), and the Notes will be guaranteed, on an unsecured senior basis, by all of the Company’s subsidiaries, including USI (the “Guarantors”). Additionally, subject to certain conditions, each of the Company’s future wholly owned domestic subsidiaries that is a borrower or guarantor of obligations under the Company’s senior credit facilities will be required to join the Indenture as a Guarantor.

Ranking. Until the Assumption, the Notes are the senior secured obligations of the Issuer, secured by a first-priority lien on the Escrowed Property in favor of the Trustee for the ratable benefit of the holders of the Notes. Upon consummation of the Assumption, the Notes will be the general senior unsecured obligations of the Company and the Guarantors and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness.

Redemption. The Company may redeem the Notes, in whole or in part, at any time on or after May 1, 2021 at the redemption prices specified in the Notes. The Company may also redeem all or part of the Notes at any time prior to May 1, 2021 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest to, the redemption date. Additionally, the Company may redeem up to 35% of the aggregate principal amount of the Notes prior to May 1, 2021 with the net cash proceeds of certain sales of its capital stock at 105.625% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption only if, after the redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding.

Change of Control. If the Company undergoes a Change of Control (as defined in the Indenture) prior to maturity, the Company must make an offer to repurchase all of the Notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to, but not including, the repurchase date.

Covenants. The Indenture contains restrictive covenants that, among other things, generally limit the ability of the Company and certain of its subsidiaries (subject to certain exceptions) to (i) incur additional debt and issue preferred stock, (ii) create liens, (iii) pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, (iv) place limitations on distributions from certain subsidiaries, (v) issue guarantees, (vi) issue or sell the capital stock of certain subsidiaries, (vii) sell assets, (viii) enter into transactions with affiliates and (ix) effect mergers. The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

Events of Default. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

No Registration. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Indenture, the Notes and the Escrow Agreement is only a summary and is qualified in its entirety by reference to the full text of the Indenture, the form of Note and the Escrow Agreement, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated April 25, 2018, by and between TopBuild Escrow Corp. and U.S. Bank National Association, as Trustee

4.2	Form of 5.625% Senior Note due 2026 (incorporated by reference to Exhibit A of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K)

10.1	Escrow Agreement, dated April 25, 2018, by and among TopBuild Corp., TopBuild Escrow Corp. and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: April 26, 2018	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer